UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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TriPath Imaging, Inc.

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This filing relates to a planned business combination between TriPath Imaging, Inc. (TriPath Imaging) and Becton, Dickinson and Company (“BD”) pursuant to the terms of a Merger Agreement among TriPath Imaging, BD and Timpani Acquisition Corp. dated September 8, 2006. The Merger Agreement has been filed with the Securities and Exchange Commission as an exhibit to the Report on Form 8-K filed by TriPath Imaging on September 8, 2006.
The following is the transcript of a conference call TriPath Imaging, Inc. held for analysts and investors on September 13, 2006 in connection with its transaction with BD:
TRIPATH IMAGING
Moderator: Paul Sohmer
09-13-06/10:00 am CT
Confirmation #6385281
TRIPATH IMAGING
Moderator: Paul Sohmer
September 13, 2006
10:00 am CT

Operator:	Good morning. My name is (Felicia) and I will be your conference operator today. At this time I would like to welcome everyone to the BD Merger discussion.

All lines have been placed on mute to prevent any background noise. After the speaker’s remarks, there will be a question and answer session. If you would like to ask a question during this time, simply press star then the number 1 on your telephone keypad. If you would like to withdraw your question, press star then the number 2 on your telephone keypad. Thank you. Dr. Sohmer, you may begin your conference.

Paul Sohmer:
Thank you. Good morning and welcome to the TriPath Imaging conference call. Joining me this morning is Steve Hall, Senior Vice President and Chief Financial Officer and Jim Everhart, Vice President of Finance.

I will now ask Jim Everhart to read a brief statement. Jim?

Jim Everhart:
Thanks Paul and good morning everyone. I would like to point out any forward-looking statements made during our commentary and answers to questions on this conference call are based upon current expectations and are subject to change based upon various and important factors that could cause actual results and outcomes to be materially different. These factors are set forth in detail in our 2005 10K and subsequent filings.

We plan to file a proxy statement that will contain important information about the transaction with BD and related matters which investors should read when available. Free copies will be available on the SEC’s Web site and from the company.

TriPath Imaging and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transaction.

Information regarding our directors and executive officers is contained in our most recent Form 10K and Annual Proxy Statement as well as our reports on Form 8K filed with the SEC on June 30, 2006, July 25, 2006 and September the 8, 2006. Paul?

Paul Sohmer:	Thanks Jim. On September 8, 2006 we announced that our board of directors has voted to accept BD’s proposal to acquire the 93.5% of shares outstanding that BD does not currently own.

The agreement provides that BD will pay $9.25 in cash for each share of TriPath Imaging common stock and provide for the cash out of all outstanding options and stock appreciation rights based on the same per share consideration.

Outstanding warrants will be assumed by BD and if subsequently exercised, will entitle their holders to the amount in cash that such holders would have been entitled to receive if such warrants had been exercised by such holders immediately prior to the close of the merger.

We have had considerable success over the past six years. we are profitable, cash flow positive and continue to grow. We have become an established competitive force in the cervical cancer screening market and are developing an array of molecular diagnostics products that we believe will emerge in the coming years.

Given the close working relationship that we have enjoyed with BD through our collaborative efforts to develop and commercialize our molecular oncology products, we are very pleased that BD shares our vision for diagnostic oncology and understands the growth opportunities associated with both our current cervical cancer screening business which features the Sure-Path liquid based pap test and the focal point imaging system as well as our emerging molecular oncology products.

We anticipate closing this transaction with BD later this year and do not expect any impediment to achieving that goal. Our deal is structured with customary provisions and closing conditions. The deal is subject to stockholder approval, but we are optimistic that stockholders will value the 81% premium and our history with BD.

Also, our board unanimously voted in favor of the merger agreement. In the meantime, it will be business as usual for TriPath Imaging. We will continue to drive toward achieving our goals for 2006. We will continue to grow our business, develop the products that we expect to define our future and deliver the quality and value that our customers have come to expect.

Operator, this concludes our prepared remarks. We will now take questions from the audience.

Operator:	If you would like to ask a question at this time, press star then the number 1 on your telephone keypad. Once again, that is star 1 to ask a question.

Once again to ask a question, press star 1 at this time please.

There are no questions at this time.

Paul Sohmer:	Given that there’s no questions, given the strengths and assets that we’ve developed to date, we believe that we are poised for the next stage in our development.

To this end, we expect that joining BD will provide the breadth of complementary technologies, market clout and resources required to continue to drive our cervical cancer screening business and to accelerate the successful market introduction of our innovative molecular oncology product.

As always, we wish to thank you for your interest and support. Should you have any further questions, please do not hesitate to call Steve Hall at 336-290-8721. And we wish you all a good day. Thank you.

Operator:	And this concludes today’s conference. You may now disconnect at this time.
END

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
TriPath Imaging plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about BD, TriPath Imaging, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.
Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by BD and TriPath Imaging through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from TriPath Imaging by contacting TriPath Imaging, Inc., Investor Relations, 780 Plantation Drive, Burlington, NC 27215.
TriPath Imaging and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding TriPath Imaging’s directors and executive officers is contained in TriPath Imaging’s Form 10-K for the year ended December 31, 2005, its proxy statement for the 2006 annual meeting of stockholders and its Reports on Form 8-K filed with the SEC on June 30, 2006, July 25, 2006 and September 8, 2006. As of August 31, 2006, TriPath Imaging’s directors and executive officers beneficially owned approximately 2,093,377 shares, or 5.4%, of TriPath Imaging’s common stock. A more complete description will be available in the Proxy Statement.
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
Statements in this document regarding the proposed transaction between BD and TriPath Imaging, the expected timetable for completing the transaction, benefits of the transaction, future opportunities for the combined company and any other statements about TriPath Imaging managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the need for approval of the transaction by TriPath stockholders, the ability to consummate the transaction; the ability to realize anticipated efficiencies and opportunities; and other factors described in TriPath Imaging’s Annual Report on Form 10-K for the year ended December 31, 2005 and its most recent quarterly report filed with the SEC.